UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2026

Corteva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9330 Zionsville Road,

Indianapolis, Indiana 46268

974 Centre Road,

Wilmington, Delaware 19805

(Address of principal executive offices)(Zip Code)

(833) 267-8382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Corteva, Inc. (the “Company”) previously announced on October 1, 2025 its intent to separate its seed business (“SpinCo”) from its remaining crop protection business (“New Corteva”) into two independent, publicly traded companies through a tax-free spin-off (the “spin-off). On April 14, 2026, Corteva, Inc. (the “Company”) announced in a series of press releases the initial executive leadership teams for SpinCo and New Corteva.

As of April 10, 2026, it has been determined that effective at the spin-off, the following named executive officers of the Company will resign from the Company and become employees and officers of SpinCo as outlined in the table below:

Named Executive Officer	Current Position with the Company	Expected Position with Spin-Off

Charles V. Magro	Chief Executive Officer	Chief Executive Officer

David P. Johnson	Executive Vice President, Chief Financial Officer	Chief Financial Officer

Samuel R. Eathington, Ph.D.	Executive Vice President, Chief Technology and Digital Officer	Chief Technology Officer

Judd M. O’Connor	Executive Vice President, Seed Business Unit	Chief Commercial and Operations Officer

On April 10, 2026, the Company’s board of directors appointed Luther (“Luke”) Kissam, age 61, the Chief Executive Officer of New Corteva effective at the spin-off. Prior to the spin-off, Mr. Kissam will join the Company June 1, 2026 as Chief Executive Officer of the Crop Protection Business Unit. Mr. Kissam most recently served as a Partner of Bernhard Capital Partners Management, LP, from January 2021 to September 2023 and Senior Advisor from September 2023 to July 2025. He previously served as President and CEO of Albemarle Corporation, a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts, from September 2011 until his retirement in June 2020. He was also elected to its board of directors in 2011 and served as Chairman of its board from 2016 to June 2020, remaining a board member until May 2021. Mr. Kissam joined Albemarle in 2003 as Vice President, General Counsel and Corporate Secretary and served as Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 until his promotion to President in March 2010. Prior to joining Albemarle, Mr. Kissam served as President, General Counsel and Secretary of Merisant company, a manufacturer of artificial sweeteners. Mr. Kissam has served as a director of OGE Energy Corp. since 2020 and Advanced Drainage Systems, Inc. since 2024. Mr. Kissam joined the DuPont de Nemours, Inc. board of directors in June 2019, but will resign on or before June 1, 2026 as a condition of his employment with the Company.

Mr. Kissam and the Company entered into an employment agreement dated April 10, 2026 set forth in Exhibit 10.1 and incorporated herein by reference. Under the employment agreement, Mr. Kissam will receive an annual base salary of $1,200,000. Mr. Kissam will also have an annual short-term incentive opportunity each calendar year equal to 150% of his annual base salary (prorated for his hire date) and beginning in 2027 a long-term equity incentive with a target grant date value of $7,500,000 on terms provided to other executive employees. For 2026, Mr. Kissam will receive a one-time equity award with a target grant date value of $3,750,000 evenly split between performance stock units and restricted stock units. Under the agreement, Mr. Kissam is entitled to relocation assistance not to exceed $750,000.

Additionally, the Company effective with the spin-off will appoint Jeff Rudolph, age 43, Chief Financial Officer. Mr. Rudolph has served as the Company’s Senior Vice President, Chief Strategy Officer since June 2025, where he is responsible for leading enterprise strategy, mergers and acquisitions, economic and competitive intelligence, sustainability strategy and strategic enablement. Mr. Rudolph has served the Company and its heritage companies for 14 years, including most recently as Vice President, Finance for the Crop Protection business beginning in June 2022, where he supported the development and execution of the Crop Protection operations strategy to drive cost competitiveness and Corteva’s biologicals acquisitions. Prior to that, Mr. Rudolph served as Vice President, Investor Relations from December 2021 through June 2022.

The Company also appointed effective with the spin-off, Brook Cunningham, age 45, Chief Commercial Officer and Ralph Ford, age 47, Chief Integrated Operations Officer. Since June 2025, Ms. Cunningham has served as a Senior Vice President and President of Corteva Asia-Pacific, where she leads a commercial business spanning 17 countries. Prior to that Ms. Cunningham served as the Company’s Senior Vice President, Chief Strategy Officer since joining the Company in December 2022, where she led enterprise strategy, mergers and acquisitions, economic and competitive intelligence, sustainability strategy and strategic enablement. Prior to joining the Company, Ms. Cunningham spent over 12 years at the investment banking division of Lazard, Inc., most recently as Managing Director and Head of Global Agribusiness and Nutrition from February 2017 to December 2022. Mr. Ford joined the Company in January 2023 as Vice President, Operations for Crop Protection and in April 2024 became Vice President, Integration Operations for Crop Protection. Prior to joining the Company, Mr. Ford spent over 17 years at Celanese Corporation in various global manufacturing and operational leadership roles, including most recently roles in Germany as Senior Director, Operations for Mergers & Acquisitions from June 2022 to January 2023 and as Senior Operations Director from January 2022 through June 2022.

As of April 10, 2026, Robert D. King, currently the Executive Vice President, Crop Protection Business Unit will transition to a strategic advisor role to Mr. Kissam effective July 1, 2026, to support a smooth management transition through the spin-off. To support this transition, Mr. King will continue with the Company through the 2026 year-end and will be eligible for a $1 million transition incentive bonus subject to the achievement of certain milestones established for this transition. The elimination of the Executive Vice President, Crop Protection Business Unit role is a qualifying termination event providing Mr. King eligibility for severance under the Company’s Change in Control and Executive Severance Plan incorporated herein by reference as Exhibit 10.2.

Cautionary Statement on Forward-Looking Statements

This report contains certain forward-looking statements. Words such as “intend,” “will,” “may,” and “expect,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, the Company’s intent to separate and its related expectations for New Corteva and SpinCo. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control.

Important factors that may affect the Company’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the spin-off will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the spin-off; the timing of any such spin-off or related action and whether any such spin-off will be consummated at all; the risk that the announcement of the intended spin-off could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the spin-off could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the spin-off process or spin-off itself; and the risk of any litigation relating to the spin-off, as well as the risks and uncertainties described in the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this report, except as required by applicable law or regulation.

Item 7.01	Regulation FD Disclosure

The Company issued three news releases on April 14, 2026, announcing the chief executive officer of New Corteva and the new executive leadership teams for New Corteva and SpinCo. Copies of these news releases are furnished as Exhibits 99.1, 99.2, and 99.3. The Company is furnishing the information under this item, including Exhibits 99.1, 99.2, and 99.3, pursuant to Item 7.01, “Regulation FD Disclosure”.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement between Corteva, Inc. and Luke Kissam, dated April 10, 2026

10.2	Corteva, Inc. Change in Control and Severance Plan (incorporated by reference to Exhibit 10.2 to Corteva’s Current Report on Form 8-K (Commission file number 001-38710), filed on October 28, 2021)

99.1	Press Release dated April 14, 2026, announcing the new chief executive officer of New Corteva

99.2	Press Release dated April 14, 2026, announcing the new executive leadership team of New Corteva

99.3	Press Release dated April 14, 2026, announcing the new executive leadership team of SpinCo

104	The cover page from the Company’ Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEVA, INC.
(Registrant)

/s/ Jennifer A. Johnson
Jennifer A. Johnson
Senior Vice President, Chief Legal and Public Affairs Officer, and Company Secretary

April 14, 2026